Exhibit 99

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

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INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

FOR IMMEDIATE RELEASE	December 24, 2020
Contact: Becky Coleridge 732-577-9996

MONMOUTH REAL ESTATE ANNOUNCES NEW ACQUISITION IN

THE ATLANTA, GA MSA

Holmdel, New Jersey…. December 24, 2020 – Monmouth Real Estate Investment Corporation (NYSE:MNR) today announced the acquisition of a new 657,518 square foot industrial building located at 3150 Highway 42 in Locust Grove, GA. at a purchase price of $96.7 million. The property is net-leased for 20 years to Home Depot U.S.A., Inc. The building is situated on approximately 130 acres and has a land-to-building ratio of nearly nine times, providing ample opportunity for future development to drive accretive growth.

Michael P. Landy, President and CEO, commented, “We are very pleased to announce this high-quality acquisition. A common misconception is that all industrial real estate provides a linkage to the digital economy, but in fact, a new type of industrial real estate has been designed specifically to serve the computer-driven supply chain. These smart, highly-automated facilities are uniquely equipped to handle omni-channel distribution.”

Landy added, “With the addition of this brand new facility near Atlanta, Monmouth’s weighted average building age is now 9.5 years, representing the youngest and most state-of-the-art portfolio in the Industrial REIT sector. Through the acquisition of one high-quality asset at a time, we have more than doubled our portfolio size over the past five years. This transaction marks our second high-quality acquisition during the first quarter. Fiscal 2021 is off to a very strong start for Monmouth, and we are confident we are taking the right steps to extend our company’s long track record of profitable growth and value creation.”

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. We specialize in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate is a fully integrated and self-managed real estate company, whose property portfolio consists of 121 properties, containing a total of approximately 24.5 million rentable square feet, geographically diversified across 31 states. Our occupancy rate as of this date is 99.7%.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “intend,” “plan,” “should,” “seek” or comparable terms, or the negative use of those words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. Forward-looking statements are not predictions of future events. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Some of these factors are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and its other periodic reports filed with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in the filings. These and other risks, uncertainties and factors could cause the Company’s actual results to differ materially from those included in any forward-looking statements it makes. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect it. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur.

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